Exhibit 10.7B

AMENDMENT NO. THREE
TO BUILD-TO-SUIT LEASE

THIS AMENDMENT NO. THREE (“Amendment”) is made and entered into as of July 24, 2006, effective as of May 1, 2006 (the “Effective Date”), by and between SLOUGH BTC, LLC, a Delaware limited liability company (“Landlord”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Build-To-Suit Lease dated as of May 16, 2001 (the “Original Lease”), as amended by the Amendment No. One to Build-to-Suit Lease dated as of October 18, 2002 (the “First Amendment”) and by the Amendment No. Two to Build-to-Suit Lease dated as of January 31, 2005 (the “Second Amendment”) (the Original Lease and the First Amendment and Second Amendment being referred to herein collectively as the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, the two connected buildings commonly known as 1170 Veterans Boulevard and 1180 Veterans Boulevard, containing approximately 146,923 square feet in the aggregate, in the Britannia Oyster Point business park, South San Francisco, California.

B.            The parties wish to amend the Lease, effective as of the Effective Date, to provide for, inter alia, (i) a deferral of certain amounts of rent which would otherwise fall due during 2006 and 2007, (ii) terms for the future payment of such deferred rent, and (iii) issuance of a new warrant to Landlord or its nominee, all subject to the terms and conditions set forth herein.

C.            Unless otherwise defined herein, all capitalized terms have the meanings assigned to them in the Lease.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Deferral of Rent; Adjusted Current Rental Amount.  A portion of Tenant’s monthly rental obligation under the Lease for the months from and including May 2006 (Month 40 of the Lease term) through December 2007 (Month 59 of the Lease term) shall be deferred, subject to repayment in accordance with Paragraph 3 below, and Tenant’s current monthly rental payment obligation under the Lease shall be correspondingly reduced.  The amount of such deferral and reduction (collectively, the “Deferred Rent”) shall be (a) for the months of May 2006 through December 2006, $250,000 per month (total deferral of $2,000,000 for remainder of calendar year 2006); and (b) for the months of January 2007 through November 2007, $333,333 per month, and for the month of December 2007, $333,337 (total deferral of $4,000,000 for calendar year 2007).  To reflect such adjustments, the previously applicable minimum rent schedule under the Lease (as set forth in Exhibit 1 to the First Amendment) is hereby modified, solely for Months 40 through 59 of the Lease term, to read as set forth in Exhibit A attached hereto and incorporated herein by this reference, subject to the obligations set forth in this Amendment with respect to Deferred Rent.  Except as expressly modified in such Exhibit A hereto, such previously applicable minimum rent schedule shall remain in full force and effect.  Deferred Rent as set forth in this Paragraph shall accrue interest at the rate of nine percent (9%) per annum, compounded monthly, from the date the applicable rental installment would have originally been due (but for this deferral) until the date the applicable Deferred Rent amount is either actually paid or converted to an Amortizable Balance (as of December 31, 2008) in accordance with Paragraph 3 below, as illustrated in Exhibit B attached hereto and incorporated herein by this reference, whichever occurs first.

2.             Issuance of Warrant.  Substantially concurrently with the mutual execution of this Amendment, Tenant shall execute, issue and deliver to Landlord or Landlord’s nominee (which Landlord presently anticipates will be Kwacker Limited, an affiliate of Landlord and the holder of certain existing warrants previously issued by Tenant pursuant to the Lease), a Warrant, dated as of the date of execution of this Amendment, in the form attached hereto as Exhibit C and incorporated herein by this reference, for 100,000 shares of Tenant’s Common Stock.  Such Warrant shall be exercisable at any time from the issue date through the seventh (7th) anniversary of the issue date, inclusive.  The exercise of such Warrant shall not result in any credit against payment of Deferred Rent or accrued interest.  The exercise price per share under such Warrant, to be inserted at the time of issuance, shall be equal to the higher of (a) Ten Dollars ($10.00) per share or (b) one hundred ten percent (110%) of the closing market price per share for Tenant’s Common Stock on the date of execution of this Amendment.

3.             Payment of Deferred Rent.  The Deferred Rent, together with interest thereon as provided in Paragraph 1 above, shall be repaid by Tenant, as additional rent under the Lease, in accordance with the provisions of this Paragraph 3.  All payments made by Tenant pursuant to this Paragraph 3 shall be applied first to accrued interest on the Deferred Rent, then to the principal amount of the Deferred Rent.  In the case of any such payment made prior to January 1, 2009, the crediting of such payment against the principal amount of the Deferred Rent shall be applied in chronological order (oldest deferred amounts first).  In the case of any such payment made after amortization payments have commenced on January 1, 2009 pursuant to subparagraph (a) below, there shall be a recalculation of the required amortization payments (after giving effect to the prepayment) as provided in the final sentence of such subparagraph (a).

(a)           Amortized Repayment.  If the Deferred Rent and interest accrued thereon have not been paid in full by December 31, 2008, the entire then outstanding balance of Deferred Rent and interest accrued thereon (collectively, the “Amortizable Balance”) shall be repaid by Tenant, as additional rent under the Lease, in equal monthly installments amortized over four (4) years, including interest at nine percent (9%) per annum on the unpaid portion of the Amortizable Balance remaining outstanding from time to time.  A calculation of the Amortizable Balance as of January 1, 2009 and of the required monthly amortization payment based on such Amortizable Balance, assuming no prepayment of any Deferred Rent or interest prior to January 1, 2009, is set forth in Exhibit B attached hereto and incorporated herein by this reference.  Such monthly amortization payments shall be due, together with minimum monthly rent otherwise payable under the Lease, on the first day of each calendar month beginning January 1, 2009 and continuing through December 1, 2012.  In the event of any prepayment after December 31, 2008 of less than the entire then remaining balance of Deferred Rent and interest thereon, the Amortizable Balance shall be recalculated (after giving effect to such prepayment) and the required monthly amortization payment under this Paragraph 3(a) and Exhibit B shall be recalculated to provide for a level amortization of such recalculated Amortizable Balance, with interest at nine percent (9%) per annum, over the number of full calendar months remaining from the date of such prepayment (beginning with the first full calendar month following the actual prepayment date) through and including December 2012.

(b)           Voluntary Prepayment.  The Deferred Rent and interest accrued thereon may be prepaid by Tenant at any time, without penalty, in Tenant’s sole discretion.

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4.             No Other Modifications.  Except as otherwise expressly provided herein, the terms and provisions of the Lease are unmodified and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. Three as of the date first set forth above, effective as of the Effective Date.

LANDLORD:	SLOUGH BTC, LLC,
a Delaware limited liability company

	By:	SLOUGH ESTATES USA INC.,
a Delaware corporation, Its Managing Member

		By:	/s/ Jonathan M. Bergschneider

		Its:	Senior Vice President

TENANT:	RIGEL PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ James M. Gower

	Its:	CEO

	By:	Ryan D. Maynard

	Its:	VP and Acting CFO

Attachments:

Exhibit A	Adjusted Minimum Rent Schedule
Exhibit B	Calculation of Amortizable Balance and Amortization Payment
Exhibit C	Form of Warrant

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EXHIBIT A

Adjusted Minimum Rent Schedule

Pursuant to Paragraph 1 of the foregoing Amendment, the schedule of current monthly minimum rental payments for Months 40 through 59 of the Lease term is modified to read as follows:

Months	Previously Scheduled Monthly Rent (per Lease)	Deferred Monthly Rent (per Amendment)	Modified “Current” Monthly Rent

040 – 047 (May 06 – Dec 06)	$1,094,393	$250,000	$844,393

048 (Jan 07)	$1,094,393	$333,333	$761,060

049 – 058 (Feb 07 – Nov 07)	$1,128,917	$333,333	$795,584

059 (Dec 07)	$1,128,917	$333,337	$795,580

060 (Jan 08)	$1,128,917	none	no change

Month 60 and all subsequent months are unchanged, subject to Tenant’s obligation to repay (as additional rent) the deferred rent and interest thereon as provided in Paragraph 3 of the Amendment.

EXHIBIT B

Calculation of Amortizable Balance and Amortization Payment

		Cumulative	Interest (Monthly	Cumulative
	Principal Amt.	Deferred P&I as	Compounding at	Deferred P&I
Month	Deferred Rent	of 1st of Month	9% p.a. (.7207%))	at Month-End

Apr 06	0	0	0	0
May 06	250,000	250,000	1,802	251,802
June 06	250,000	501,802	3,616	505,418
July 06	250,000	755,418	5,444	760,863
Aug 06	250,000	1,010,863	7,285	1,018,148
Sept 06	250,000	1,268,148	9,140	1,277,287
Oct 06	250,000	1,527,287	11,007	1,538,295
Nov 06	250,000	1,788,295	12,888	1,801,183
Dec 06	250,000	2,051,183	14,783	2,065,966

Jan 07	333,333	2,399,299	17,292	2,416,591
Feb 07	333,333	2,749,924	19,819	2,769,743
Mar 07	333,333	3,103,076	22,364	3,125,440
Apr 07	333,333	3,458,773	24,927	3,483,701
May 07	333,333	3,817,034	27,509	3,844,543
June 07	333,333	4,177,877	30,110	4,207,987
July 07	333,333	4,541,320	32,729	4,574,049
Aug 07	333,333	4,907,383	35,368	4,942,750
Sept 07	333,333	5,276,083	38,025	5,314,108
Oct 07	333,333	5,647,442	40,701	5,688,143
Nov 07	333,333	6,021,476	43,397	6,064,873
Dec 07	333,337	6,398,210	46,112	6,444,322

Jan 08			46,444	6,490,766
Feb 08			46,779	6,537,545
Mar 08			47,116	6,584,661
Apr 08			47,456	6,632,117
May 08			47,797	6,679,914
June 08			48,143	6,728,057
July 08			48,489	6,776,546
Aug 08			48,838	6,825,384
Sept 08			49,191	6,874,575
Oct 08			49,545	6,924,120
Nov 08			49,902	6,974,022
Dec 08			50,262	7,024,284

Amortization of $7,024,284 over 4 years at 9% interest = $173,498/mo

EXHIBIT C

Form of Warrant

[See attached form.]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

Warrant No. CS-[ ]	100,000 Shares

July 24, 2006

RIGEL PHARMACEUTICALS, INC.

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

1.             Issuance.  For value received, this Warrant is issued to KWACKER LIMITED, a corporation organized and existing under the laws of England, by RIGEL PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the “Company”), in partial consideration for that certain Amendment No. Three to Build-to-Suit Lease, dated as of the date hereof, between the Company and Slough BTC, LLC, as landlord (“Amendment Three”).

2.             Purchase Price; Number of Shares.  The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company one hundred thousand (100,000) fully paid and nonassessable shares (the “Shares”) of common stock, $.001 par value per share, of the Company (the “Common Stock”), at a price per share of $0.57 (the “Purchase Price”).  Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.  The person or persons under whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.             Payment of Purchase Price.  The Purchase Price may be paid (i) in cash or by check; (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender; or (iii) by any combination of the foregoing.

4.             Net Issue Election.  The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y (A – B)
A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the average of the closing or last reported sale prices of the Common Stock as reported on the Nasdaq National Market over the 30-day period ending five business days prior to the Determination Date; provided, however, that (i) if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, then Fair Market Value shall be the average of the closing or last reported sale prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date reflected in the over-the-counter market, as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and (ii) if there is no public market for the Common Stock, then Fair Market Value shall be determined in good faith by the Company’s Board of Directors.

5.             Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.             Fractional Shares.  In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

7.             Expiration Date.  This Warrant or any Successor Warrant (as defined in Section 10 below) shall remain exercisable until the close of business on July 24, 2013, when it shall expire and thereafter be void.

8.             Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full into shares of Common Stock upon such exercise.  The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.             Stock Splits and Dividends.  If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.          Mergers and Reclassifications.

(a)           If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder (a “Successor Warrant”), so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

(b)          For the purposes of this Section 10:

(i)            the term “Acquisition Transaction” shall include without limitation any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock); and

(ii)           the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), an Acquisition Transaction, or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

11.          Certificate of Adjustment.  Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s Chief Financial Officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

12.          Notices of Record Date, Etc.  In the event of:

(a)           any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)           any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof.  Such notice shall be provided at least fifteen (15) calendar days prior to the date specified in such notice on which any such action is to be taken.

13.          Representations, Warranties and Covenants.  This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)           The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder.  This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of Holder’s rights or by general equity principles or public policy concerns.

(b)           The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c)           The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Amended and Restated Certificate of Incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

14.          Amendment and Waiver.  The terms of this Warrant may be amended, modified or waived only with the written consent of the party against which enforcement of the same is sought.

15.          Representations and Covenants of the Holder.  This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its acceptance hereof the Holder hereby confirms:

(a)           Investment Purpose.  The right to acquire Common Stock or the Common Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)           Accredited Investor.  Holder is an “accredited investor” within the meaning of the Securities and Exchange Commission’s Rule 501 of Regulation D, as presently in effect.

(c)           Private Issue.  The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 15.

(d)           Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

16.          Notices, Transfers, Etc.

(a)           Any notice or written communication required or permitted to be given to the Holder may be given by certified mall or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)           Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder.  Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee.  Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)           In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

17.          Transfer to Comply with the Securities Act of 1933.   This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant.  Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein.  The provisions of this Section 17 shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

18.          Rights of Holder.  Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant.  Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

19.  “Market Stand Off” Agreement.  Holder hereby agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by Holder for a period specified by a representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company and each holder of that number of shares of Common Stock equal to or greater than the number of Shares then issuable upon exercise of this Warrant enter into similar agreements.

20.          No Impairment.  The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

21.          Governing Law.  The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

22.          Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

23.          Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.

Company:

RIGEL PHARMACEUTICALS, INC.

By:	/s/ James M. Gower
James M. Gower
Chief Executive Officer

SUBSCRIPTION

To:	Date:

The undersigned hereby subscribes for                 shares of Common Stock covered by this Warrant.  The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

NET ISSUE ELECTION NOTICE

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase                     shares of Common Stock pursuant to this Warrant.  The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

ASSIGNMENT

For value received hereby sells, assigns and transfers unto

[Please print or type the name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                     its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

DATED:

IN THE PRESENCE OF: